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                                                                   Exhibit 10.01

                                     FORM OF

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement"), made this ____________ day of _________, ______, by and between NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership ("Owner") and NTS DEVELOPMENT COMPANY, a Kentucky corporation ("Manager").

     WHEREAS, Owner owns, leases, develops and rents various office and business centers, multifamily properties, retail properties and a ground lease in Kentucky, Florida, Georgia and Indiana;

     WHEREAS, Owner considers it desirable to hire Manager as the exclusive and sole management and rental agent of those properties of the Owner;

     NOW, THEREFORE, in consideration of their mutual undertakings, IT IS AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                 GRANT OF AGENCY

     Owner hereby appoints Manager as the sole and exclusive renting and management agent of Owner's properties, wherever located (individually, a "Property" and collectively, the "Properties").

                                   ARTICLE II

                                   DEFINITIONS

     "AGREEMENT" shall mean this Management Agreement dated _____________, 2004, by and between Owner and Manager.

     "AGREEMENT AND PLAN OF MERGER" shall mean that certain agreement by and among NTS Realty Holdings Limited Partnership, NTS Properties-III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership and NTS-Properties VII, Ltd. dated February 3, 2004.

     "CLOSING DATE" shall mean that certain term defined in the Agreement and Plan of Merger.

     "EXTRAORDINARY REPAIRS" shall mean repairs or alterations made to a Property or Properties which require the Manager to hire additional personnel or expend additional manpower to plan, oversee, construct or implement repairs or alterations.

     "LEASING AND RE-LEASING FUNCTIONS" shall mean all activities, including but not limited to, marketing efforts to lease and renew existing leases in connection with business centers and office buildings owned by the Owner, as well as efforts to negotiate, prepare and execute the leases. Notwithstanding the foregoing, Leasing and Re-leasing Functions shall not include any activities related to the Owner's multifamily properties.

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     "MANAGER" shall mean NTS Development Company, a Kentucky corporation, unless otherwise stated.

     "ORDINARY REPAIRS" shall mean all repairs or alterations made to a Property or Properties which do not require the Manager to hire additional personnel or expend additional manpower to plan, oversee and implement the repairs or alterations.

     "OWNER" shall mean NTS Realty Holdings Limited Partnership, a Delaware limited partnership, unless otherwise stated.

     "PROPERTY" or "PROPERTIES" shall mean all property wherever located whereby the Owner appoints Manager the sole and exclusive renting and management agent.

                                   ARTICLE III

                                DUTIES OF MANAGER

     3.1 RENTING OF PROPERTIES. Manager shall use its best efforts to dispose of vacant space and keep the Properties rented to suitable and desirable tenants.

     3.2 ADVERTISING AND SIGNS. Subject to Owner's approval, Manager shall advertise the Properties or portions thereof, prepare and secure renting signs, renting plans, circular matter and other forms of advertising.

     3.3 NEGOTIATING LEASES. All inquiries received by Owner for any leases or renewals, or agreements for the rental or operation of any of the Properties, or any part thereof, shall be referred to Manager, and all negotiations connected therewith shall be conducted solely by or under the direction of Manager.

     3.4 COLLECTION OF RENTS. Manager shall use its best efforts to manage Properties and collect the rents and other income derived from them.

     3.5 LEGAL PROCEEDINGS. Manager may, in the name of the Owner, hire legal counsel and institute any and all legal actions or proceedings for the collection of rents or other income from the Properties, or the ousting or dispossessing of tenants or other persons from the Properties. Manager may also employ legal counsel to prepare lease and lease amendments and for advice with respect to existing tenancies. Owner shall reimburse Manager for all reasonable fees and expenses of counsel set forth above in the manner provided for in this Agreement.

     3.6 REPAIRS. Manager is generally authorized, in the name of the Owner, to make, or cause to be made, Ordinary Repairs to the Properties and to purchase supplies as may be advisable or necessary. Manager should not incur an expense which exceeds the sum of Ten Thousand Dollars ($10,000) for any one item of alteration or repair unless specifically authorized by Owner, except in emergency circumstances as deemed by Manager. Manager shall be reimbursed for the cost of Ordinary Repairs, not to exceed the lower of:

          (a)  the cost to Manager of such repairs; or

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          (b)  ninety percent (90%) of the fee which the Owner would customarily be required to pay an independent party for such services.

Manager shall pass on to Owner any rebate or discount which Manager obtains for the purchase of supplies or services for the repair or alteration of the Properties.

     3.7 SERVICE CONTRACTS. Manager is authorized, in the name of the Owner, to enter contracts for electricity, gas, telephone, janitorial services, snow removal, window cleaning, vermin extermination and other services as Manager deems advisable for the Properties that are customarily performed by an outside vendor other than a property manager.

     3.8 EMPLOYEES. Manager agrees to use reasonable care to hire, supervise the work of and discharge employees on behalf of Owner. All employees hired to service, operate and maintain the Properties shall be employees of Manager or its subcontractor, and not of Owner. Manager shall ensure that all of its employees are covered by Workmen's Compensation policies and any other policies which now or hereafter are required by any governmental agency. In addition, Manager shall ensure that its employees are covered by Federal or State Unemployment Insurance, shall make all wage and salary deductions properly applicable and pay all taxes incurred in connection with the wages, salaries or employment of its employees by means of withholding or as otherwise may be required by law or regulation.

     3.9 MONTHLY STATEMENTS. Manager shall create and submit to Owner a monthly statement of receipts and disbursements, remitting any balance shown to Owner. The disbursements shall include the compensation of Manager on the basis provided in this Agreement.

     3.10 REIMBURSEMENT OF MANAGER. Owner shall reimburse Manager promptly for any monies that Manager may elect to advance for the account of Owner. Nothing in this Agreement shall be construed to obligate Manager to make any advances.

     3.11 SEPARATION OF OWNER'S MONIES. All monies received by Manager for or on behalf of Owner (less any sums properly deducted by Manager pursuant to any of the provisions of this Agreement) shall be deposited in a special bank account maintained by Manager for the deposit of monies of Owner and not commingled with the funds of Manager.

     3.12 SPECIAL SERVICES. If after completion of the construction and development of a Property or Properties (including completion of initial rehabilitation or other construction at the time the Owner acquires the Property or Properties), it becomes advisable or necessary to make Extraordinary Repairs or engage in extensive reconstruction or rehabilitation of a Property or Properties or any part thereof, or if Manager is called upon to perform any services not customarily a part of the usual services performed by a property manager, it is agreed by the parties that Manager shall be reimbursed the cost of the services.

     3.13 THIRD-PARTY MANAGER. Manager shall have the right to engage third-party property managers to assist it in performing its duties under this Agreement when in the opinion of Manager such action would be appropriate. The fee of the third-party manager shall be paid by Manager and shall not be reimbursed by Owner.

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                                   ARTICLE IV

                                OWNER'S COVENANTS

     4.1  INDEMNIFICATION.  Owner agrees:

          (a) to hold Manager free and harmless from damages or injuries to person or property by reason of any cause whatsoever, either in and about the Properties or elsewhere, when Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner;

          (b) to reimburse Manager, upon demand, for any monies which Manager is required to pay out for any reason whatsoever, either in connection with, or as an expense in defense of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Manager and/or Owner, affecting, or due to the condition or use of, the Properties, or acts or omissions of Manager or employees of Owner or Manager, or arising out of, or based upon, any law, regulation, requirement, contract or award relating to the hours of employment, working conditions, wages, or compensation of employees or former employees of Owner, or otherwise; and

          (c) to defend promptly and diligently, at Owner's sole expense, any claim, action or proceeding brought against Manager and/or Owner arising out of, or connected with, any of the foregoing, and to hold harmless and fully indemnify Manager from any judgment, loss or settlement on account thereof.

It is expressly understood and agreed that the foregoing provisions of this Article shall survive the termination of this Agreement, but this shall not be construed to mean that Owner's liability does not survive as to other provisions of this Agreement. Nothing contained in SECTION 4.1 of this ARTICLE IV shall relieve Manager from responsibility to Owner for negligence or misconduct or for any act or omission not taken in good faith and in what Manager believes to be in the best interest of Owner.

     4.2 INSURANCE. Owner agrees to purchase and carry public liability, Workmen's Compensation and such other insurance as may be necessary for the protection of the interests of Owner and Manager. In each insurance policy, Owner agrees that Manager shall be designated as a party insured with Owner. The carrier and the amount of coverage in each policy shall be mutually agreed upon by Owner and Manager. A certificate of each policy issued by the carrier shall be delivered to Owner by Manager who shall have the authority and responsibility to place the policies of insurance as well as the fire, extended coverage and rent insurance to be carried on the Properties. Manager is authorized to receive commission on insurance policies as is lawful and customary in the industry. Owner's fire and extended coverage insurance shall contain a waiver of subrogation endorsement in favor of Manager, and Owner hereby waives all right of recovery against Manager based upon the negligence (other than gross negligence) of Manager, its servants or employees, for real or personal property loss or damage occurring to the Properties, or any part thereof, or any personal property located therein, arising from any occurrence including, but not by way of limitation, from perils insured against in standard fire

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and extended coverage, vandalism, malicious mischief and sprinkler leakage contracts issued in the states in which the Properties are located, whether or not such insurance is carried.

                                    ARTICLE V

                          GENERAL AUTHORITY OF MANAGER

     Manager has the general authority and powers as may be necessary or advisable to carry out the spirit and intent of this Agreement.

                                   ARTICLE VI

                             MANAGER'S COMPENSATION

     Owner agrees to pay Manager for its services as a management fee, on a monthly basis, the lower of:

          (a) The competitive rate for such services in the locations of the Properties; or

          (b) Five percent (5%) of the gross revenue of each of the Properties which is suitable for residential use; and

          (c) Six percent (6%) of the gross revenues of each of the Properties which is suitable for commercial use, commencing on the date Owner acquires a Property and continuing for the entire term of this Agreement.

Notwithstanding the foregoing:

               (i) if Manager does not perform substantially all of the Leasing and Re-leasing Functions with respect to any Property, then Manager's fee shall be limited to three percent (3%) of the gross revenues of such Property;

               (ii) if an industrial or commercial Property is leased on a long-term (defined as at least ten (10) years, excluding renewals) triple net basis, Manager's fee for property management services shall be limited to one percent (1%) of the gross revenue from such Property, payable monthly, except for a one time initial leasing fee of three percent (3%) of the total gross revenues for the entire term of the lease (excluding renewals), such amount to be paid in five (5) equal annual installments commencing on the date the lease is executed. This fee shall include all compensation for rent-up, leasing and re-leasing activities; and

               (iii) Subject to the limitations of (i) and (ii) above, Owner shall pay Manager a management fee equal to the lesser of (a) and (b) above for any Property that Owner acquires from NTS-Properties III pursuant to the Agreement and Plan of Merger.

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Manager shall also be entitled to receive a competitive one time initial rent-up or lease-up fee with respect to a newly-constructed Property (provided the fee is not already included in the purchase price of the Property).

                                   ARTICLE VII

                                    EXPENSES

     7.1 REIMBURSED EXPENSES. Manager shall reimburse itself out of the rentals from the Properties, or alternatively, Manager may bill Owner, whereupon Owner shall promptly reimburse Manager for:

          (a) All out of pocket expenses incurred for electricity, gas, telephone, janitorial services, snow removal, window cleaning, vermin extermination and any other services for the Properties that are customarily performed by an outside vendor other than the property manager;

          (b) All out of pocket expenses incurred to hire legal counsel and institute any and all legal actions or proceedings for:

               (i) the collection of rents or other income from the Properties;

               (ii) the ousting or disposing of tenants or other persons from the Properties;

               (iii) to prepare lease and lease amendments and render advice with respect to existing tenancies; and

               (iv) to institute or defend any proceedings or actions involving vendors of the Properties whereupon the Owner or Manager is a party.

          (c) The cost of goods and materials used for the Properties on behalf of Owner and obtained from parties unaffiliated with Manager;

          (d) The salaries, wages, fringe benefits, health insurance and other charges paid to, or for the benefit of personnel working at the Properties who perform functions other than Leasing or Re-leasing Functions or who are not "Control Persons" as defined in the Agreement and Plan of Merger.

     7.2 NON-REIMBURSED EXPENSES. Manager shall not be reimbursed by Owner for expenses generated by Leasing or Re-leasing Functions or for the salaries or benefits of "Control Persons" as defined in the Agreement and Plan of Merger.

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                                  ARTICLE VIII

                             RENEWAL AND TERMINATION

     8.1 RENEWAL. This Agreement shall become effective on the Closing Date and shall continue in full force and effect for one (1) year from its effective date, unless cancelled as provided below.

     8.2 CANCELLATION. This Agreement is subject to cancellation by either party upon sixty (60) days' prior written notice.

     8.3 BANKRUPTCY. In the event a petition of bankruptcy is filed by or against either Owner or Manager, or in the event that either shall make an assignment for the benefit of creditors or take advantage of any insolvency act, the other party may terminate this Agreement without notice at any time thereafter, but shall give notice to the other party within ten (10) days of the termination to confirm the termination.

     8.4 NOTICES. Either party to this Agreement may designate a different address for the service of notices pursuant to this Agreement by serving written notice upon the other by registered or certified mail.

                                   ARTICLE IX

                                  MISCELLANEOUS

     This Agreement shall be binding on the parties hereto and their respective successors and assigns. This Agreement may only be amended by a writing signed by the party to be charged thereby. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

OWNER:                                       MANAGER:

NTS REALTY HOLDINGS LIMITED PARTNERSHIP,     NTS DEVELOPMENT COMPANY, a Kentucky
a Delaware limited partnership               corporation


By:                                          By:
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Its:                                         Its:
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